Exhibit 99.2
Echo Therapeutics Regains Compliance with Nasdaq Listing Requirements

Philadelphia, PA – June 26, 2013 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a company developing its needle-free Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced that it has been notified by the Nasdaq Stock Market (“Nasdaq”) that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market.

As previously disclosed, on March 19, 2013, the Nasdaq Listing Qualifications department notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days and, as a result, the Company was not in compliance with Listing Rule 5550(a)(2).  The company was provided 180 calendar days, or until September 16, 2013, to regain compliance.

On June 25, 2013, Nasdaq notified the Company that the closing bid price of its common stock has been at $1.00 per share or greater for the last 12 consecutive business days.  Accordingly, Nasdaq confirmed that the Company has regained compliance with the minimum bid price rule and that the matter is now closed.

“We are very pleased to have regained compliance with the Nasdaq listing requirements.  We remain focused on increasing shareholder value by executing on several key clinical and regulatory milestones this year to bring the Symphony CGM System to market,” commented Patrick T. Mooney, M.D., Chairman and CEO of Echo Therapeutics.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless continuous glucose monitoring system.  Our target is patients who could benefit from glucose monitoring in the hospital setting, including critical care.  Significant opportunity also exists for patients with diabetes to use Symphony in the outpatient setting.  Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance drug delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements including, without limitation, the statement regarding our plan to execute on several key clinical and regulatory milestones this year, that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104

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